UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 12/28/2004

BankUnited Financial Corporation

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-13921

FL	650377773
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

255 Alhambra Circle, Coral Gables, FL 33134

(Address of Principal Executive Offices, Including Zip Code)

305-569-2000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01. Entry into a Material Definitive Agreement

On December 28, 2004, BankUnited Financial Corporation, a Florida corporation (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”), entered into a First Supplemental Indenture (the “First Supplemental Indenture”), in respect of the Company’s $120 million aggregate principal amount of 3.125% Convertible Senior Notes due 2034 (the “Notes”). The First Supplemental Indenture amends the indenture governing the Notes dated as of February 27, 2004 (the “Indenture”), between the Company and the Trustee. A copy of the First Supplemental Indenture is attached as Exhibit 4.1 and is incorporated herein by reference.

The Notes are convertible by holders, under certain circumstances described in the Indenture, into shares of the Company’s Class A Common Stock, cash in lieu of shares of Class A Common Stock, or a combination of cash and shares of Class A Common Stock. Under the terms of the First Supplemental Indenture, the Company has irrevocably elected and agreed to pay only cash in settlement of the principal amount of the Notes in respect of its conversion obligations. The Company has retained the right to elect to settle any and all conversion obligations in excess of the principal amount of the Notes in cash or shares of Class A Common Stock or a combination of cash and shares of Class A Common Stock.

As previously disclosed, the Emerging Issues Task Force of the Financial Accounting Standards Board recently reached a consensus position which could have required that the dilutive effect of contingently convertible debt instruments such as the Notes, be reflected in the Company’s calculation of diluted earnings per share for reporting periods ending after December 15, 2004. Previous accounting rules provided for the exclusion of the effect of the contingently convertible instruments until the contingency had been satisfied. As a result of the amendment effected by the First Supplemental Indenture, the Company does not expect that the Notes will have an effect on the calculation of the Company’s diluted average shares outstanding until the market price for the Company’s Class A Common Stock exceeds the conversion price.

Item 3.03. Material Modifications to Rights of Security Holders

The information set forth in Item 1.01 is incorporated by reference into this Item.

Item 8.01. Other Events

The information set forth in Item 1.01 is incorporated by reference into this Item.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

4.1 First Supplemental Indenture dated December 28, 2004, between BankUnited Financial Corporation and U.S. Bank National Association, as Trustee.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

BANKUNITED FINANCIAL CORPORATION

Date: December 29, 2004.	By:	/s/ Humberto L. Lopez
Humberto L. Lopez
Senior Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
4.1	First Supplemental Indenture dated December 28, 2004, between BankUnited Financial Corporation and U.S. Bank National Association, as Trustee.